Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

LEADIS TECHNOLOGY, INC.

(a Delaware corporation)

As Adopted July 31, 2000

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 211 of the Delaware General Corporation Law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the holders of shares of the Corporation that are entitled to cast not less than ten percent (10%) of the total number of votes entitled to be cast by all stockholders at such meeting, or by a majority of the members of the Board of Directors. Special meetings may not be called by any other person or persons. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting (subject to the other provisions of this Section and Section 1.3 hereof regarding the timing of such meeting) and the purpose or purposes of the meeting shall be delivered personally or sent by registered mail (and also by telegraphic or other facsimile transmission if sent by mail) at least fifteen (15) days prior to the earliest date that such meeting could be set pursuant to this Section and Section 1.3 hereof) to the Chairman of the Board, the President or the Secretary of the Corporation. No business may be transacted at such a special meeting otherwise than specified in such notice. Provided that such request was properly given and actually received by any such officer of the Corporation, the officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of this Section and Section 1.3 hereof, that a meeting will be held at the time requested by the person or persons calling the meeting, on a date that is not less than ten (10) nor more than sixty (60) days after the date of such notice. Nothing contained in this Section shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 1.3 Notice of Meetings. Written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 7.1 of these Bylaws shall apply to notice of all meetings of stockholders.

Section 1.4 Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at

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the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.5 Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairperson of the Board of Directors, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairperson of the meeting and, subject to Section 1.11 hereof shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Unless otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 1.8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder’s or stockholders’ proxy; provided, however, that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against the matter.

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Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board or Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time hereof and may be inspected by any stockholder who is present at the meeting.

Section 1.10 Action By Written Consent of Stockholders.

(a) Procedure. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner provided above.

(b) Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date

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for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. In the case of a Certificate Action (as defined below), if the Delaware General Corporation Law so requires, such notice shall be given prior to filing of the certificate in question. If the action which is consented to requires the filing of a certificate under the Delaware General Corporation Law (a “Certificate Action”), then if the Delaware General Corporation Law so requires, the certificate so filed shall state that written stockholder consent has been given in accordance with Section 228 of the Delaware General Corporation Law and that written notice of the taking of corporate action by stockholders without a meeting as described herein has been given as provided in such section.

Section 1.11 Inspectors of Elections.

(a) Applicability. Unless otherwise provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1.11 shall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an automated interdealer quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1.11 shall be optional, and at the discretion of the Corporation.

(b) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(c) Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(d) Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the inspectors at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

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(f) Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.11 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Board of Directors. Subject to the provisions of the Delaware General Corporation Law, the Certificate of Incorporation and any limitation set forth herein, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation or these Bylaws, directed or required to be exercised or done by the stockholders.

Section 2.2 Number of Directors; Term. The Board of Directors shall initially consist of the person or persons elected by the incorporator or named in the Corporation’s initial Certificate of Incorporation. Thereafter, the number of directors of the Corporation (except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, but in no event shall the total number be less than two nor more than eleven. Each director shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 2.3 Election; Vacancies. Subject to the rights, if any, of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by either (i) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors or (ii) the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of voting stock of the Corporation entitled to vote

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generally in the election of directors (the “Voting Stock”). Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 2.4 Removal. Subject to the rights, if any, of any series of Preferred Stock to elect directors under special circumstances, any director, or the entire Board of Directors, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.7 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, or in such person’s absence by the President, or in such person’s absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 2.10 Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, respectively.

Section 2.11 Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power of authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

OFFICERS

Section 4.1 Generally. The officers of the Corporation shall consist of a Chief Executive Officer and/or a President, a Secretary, a Chief Financial Officer and/or Treasurer and such other officers as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer

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or the Treasurer. Each officer shall hold office until such person’s successor is elected and qualified or until such person’s earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.2 Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation,

(b) To preside at all meetings of the stockholders;

(c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper, and

(d) To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board or Directors has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board of Directors shall be the Chief Executive Officer.

Section 4.3 Chairperson of the Board. The Chairperson of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

Section 4.4 President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President shall have the responsibility for the general management, the control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation

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(other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.

Section 4.5 Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

Section 4.6 Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

Section 4.7 Treasurer. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.8 Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.9 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.10 Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V

STOCK

Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number

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of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.4 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification shall

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continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2 Advance of Expenses. The Corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.3 Non Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

Section 6.4 Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5 Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

NOTICES

Section 7.1 Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by

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depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram or facsimile, when dispatched.

Section 7.2 Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or alter the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

INTERESTED DIRECTORS

Section 8.1 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

12.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.2 Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 9.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.4 Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.5 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.6 Construction; Definition. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. Reference herein to the “Certificate of Incorporation” and the “Bylaws” shall mean the most recent restated and amended versions thereof, respectively, adopted by the Corporation.

Section 9.7 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

13.

ARTICLE X

AMENDMENT

Section 10.1 Amendments. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the stockholders at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority, or a greater percentage as provided herein or in the Bylaws, of the voting power of all capital stock issued and outstanding and entitled to vote at such meeting.

14.

CERTIFICATE OF SECRETARY

OF ADOPTION OF

AMENDED AND RESTATED BYLAWS

OF

LEADIS TECHNOLOGY, INC.

The undersigned, John S. C. Lim, hereby certifies that he is the duly elected and acting Secretary of Leadis Technology, Inc., a Delaware corporation (the “Corporation”), and that the Amended and Restated Bylaws attached hereto constitute the Amended and Restated Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation as of July 31, 2000.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 10th day of August 2000.

/s/ John S. C. Lim

John S. C. Lim Secretary